EXHIBIT 99.2

Spotlight Innovation Discontinues Immunoplex Development Program

WEST DES MOINES, IOWA, October XX, 2016 - Spotlight Innovation Inc. (OTCQB: STLT) announced today that it has discontinued development of Immunoplex, an immune complex vaccine technology, in order to focus resources on developing other pipeline programs.

About Spotlight Innovation Inc.

Spotlight Innovation Inc. (OTCQB: STLT) identifies and acquires rights to innovative, proprietary technologies designed to address unmet medical needs, with an emphasis on rare, emerging and neglected diseases. To find and evaluate unique opportunities, we leverage our extensive relationships with leading scientists, academic institutions and other sources. We provide value-added development capability to accelerate development progress. When scientifically significant benchmarks have been achieved, we will endeavor to partner with proven market leaders via sale, out-license or strategic alliance. For more information, visit www.spotlightinnovation.com or follow us on www.twitter.com/spotlightinno.

Forward-Looking Statements

Statements in this press release that are not purely historical are forward-looking statements. Forward-looking statements herein include statements regarding Spotlight Innovation’s efforts to develop and commercialize its various technologies, and to achieve its stated benchmarks. Actual outcomes and actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include: risks and uncertainties, such as the inability to finance the planned development of the technologies; the inability to hire appropriate staff to develop the technologies; unforeseen technical difficulties in developing the technologies; the inability to obtain regulatory approval for human use; competitors’ therapies proving to be more effective, cheaper or otherwise more preferable; or, the inability to market a product. All of which could, among other things, delay or prevent product release, as well as other factors expressed from time to time in Spotlight Innovation’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with Spotlight Innovation’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release and Spotlight Innovation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Spotlight Innovation Inc.

Press Contact

Rene Erickson

Spotlight Innovation Inc.

1-515-274-9087

corpcomm@spotlightinnovation.com

Investor Contact

Robert Haag

IRTH Communications
1-866-976-4784
STLT@irthcommunications.com